EXHIBIT 99.1

Aegion Corporation Announces CFO Transition

St. Louis, Missouri - November 20, 2017 -  Aegion Corporation (Nasdaq Global Select Market: AEGN) (“Aegion” or the “Company”) today announced that, effective November 18, 2017, David A. Martin has resigned his positions as Executive Vice President and Chief Financial Officer of the Company. The Company further announced that David F. Morris has been appointed as the Company’s interim Chief Financial Officer to serve until a permanent Chief Financial Officer is hired.  The Company intends to consider both internal and external candidates in its search for a permanent Chief Financial Officer.  During the Company’s search, Mr. Morris will also maintain his current responsibilities with Aegion.

Following over 20 years of dedicated service to the Company, Mr. Martin entered into a transition and separation agreement with the Company under which he will maintain continued employment with the Company as a special advisor through March 31, 2018.

Charles R. Gordon, Chief Executive Officer of Aegion, said “On behalf of the entire Aegion family, I thank David Martin for his contributions to the Company over his 20+ year career at Aegion, including his invaluable service as Chief Financial Officer.  On behalf of management and the Aegion Board of Directors, we appreciate David’s willingness to continue on with the Company as special advisor during the transition period, and we wish him all the best in his future endeavors.”

David F. Morris has been with Aegion for more than 13 years and currently serves as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, and is responsible for the Company’s legal, administrative, corporate governance, safety and compliance functions. Mr. Morris joined the Company in January 2005 as Vice President, General Counsel and Secretary. Mr. Morris was appointed Chief Administrative Officer in August 2007 and Executive Vice President in October 2014. Mr. Morris has over 25 years of experience handling legal, strategic, financial and administrative matters for public and private entities. Prior to joining the Company, Mr. Morris was a partner with the law firm of Thompson Coburn LLP, in its corporate and securities practice areas.

Gordon continued, “We also thank David Morris for his willingness to fill the role of interim CFO during the Company’s search for a permanent Chief Financial Officer. David has been involved in all key strategic and financial matters since I joined the Company, and I am confident he will ensure a smooth transition.”

About Aegion Corporation (Nasdaq Global Select Market: AEGN)

Aegion combines innovative technologies with market leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure®. More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 1 2017, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Aegion® and the associated logo are the registered trademarks of Aegion Corporation and its affiliates.

(AEGN-ER)

CONTACT:	Aegion Corporation
David F. Morris, Executive Vice President, Interim Chief Financial Officer and General Counsel
(636) 530-8000